NUMBER

U

SHARES

DIONICS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

CUSIP 254547 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF ONE CENT ($.01) EACH OF THE COMMON STOCK OF

DIONICS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile Seal of the Corporation.

Dated:

DIONICS, INC. CORPORATE SEAL 1968 DELAWARE

Sherman B. Gross
SECRETARY

Bernard L. Kravitz
PRESIDENT

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR,
BY
AUTHORIZED SIGNATURE